UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/05/2006

PW Eagle, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18050

Minnesota	41-1642846
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1550 Valley River Drive, Eugene, Oregon 97401
(Address of principal executive offices, including zip code)

541-343-0200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.02.    Unregistered Sales of Equity Securities

On January 5, 2006, Corporate Property Associates 14 Incorporated completed the cashless conversion of warrants to purchase 125,818 shares of common stock of PW Eagle, Inc. (the "Company") with an exercise price of $0.00954 per share. Pursuant to the terms of that certain Warrant dated February 28, 2002 and amended October 21, 2004, the Company has authorized the issuance of 125,745 shares of its common stock to Corporate Property Associates 14 Incorporated.

On January 5, 2006, JP Morgan Partners (23A SIBC), L.P. completed the cashless conversion of warrants to purchase 242,308 shares of the Company's common stock with an exercise price of $9.50 per share. Pursuant to the terms of that certain Warrant dated March 14, 2003, the Company has authorized the issuance of 135,681 shares of its common stock to JP Morgan Partners (23A SIBC), L.P.

The above securities were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW Eagle, Inc.

Date: January 11, 2006	By:	/s/ Scott Long
Scott Long
Chief Financial Officer